EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Hemacare Corporation on Form S-8 of our report dated March 23, 2010, with respect to our audit of the consolidated financial statements of Hemacare Corporation as of December 31, 2009 and for the year ended December 31, 2009 appearing in the Annual Report on Form 10-K of Hemacare Corporation for the year ended December 31, 2010.

/s/ Stonefield Josephson, Inc.

Certified Public Accountants

Irvine, California

September 13, 2011